EXHIBIT 21

CHECKPOINT SYSTEMS, INC. SUBSIDIARIES

Checkpoint Systems S.A.	Argentina
Checkpoint Systems (AUST/NZ) Pty Limited	Australia
Meto Australia Pty Ltd	Australia
Checkpoint Systems Bangladesh Ltd.	Bangladesh
Actron Belgium and Luxembourg N.V.	Belgium
Checkpoint Belgium N.V.	Belgium
Checkpoint Europe N.V.	Belgium
Checkpoint Systems Benelux B.V.	Belgium
D & D Security, N.V.	Belgium
Meto N.V.	Belgium
Checkpoint do Brasil Ltda.	Brazil
Checkpoint Systems Canada ULC	Canada
Checkpoint Caribbean, Ltd	Cayman Island
Brilliant Label (Dongguan) Manufacturing Ltd.	China
Brilliant Garment Accessories (Dongguan) Ltd.	China
Suzhou Brilliant Computer Trade Mark Co. Ltd.	China
Checkpoint Commercial (Shanghai) Co., Ltd	China
Checkpoint Systems (ZJG) Co.,Ltd	China
Shanghai Asialco Electronics Co. Ltd	China
Sidep Electronics (Shanghai) Co., Ltd.	China
Checkpoint Systems Danmark A/S	Denmark
Checkpoint Systems Finland Oy	Finland
Checkpoint Systems France S.A.S.	France
Checkpoint Solutions GmbH	Germany
Checkpoint Systems Europe GmbH	Germany
Checkpoint Systems GmbH	Germany
Checkpoint Systems Holding GmbH	Germany
Checkpoint Systems International GmbH	Germany
Asange Limited	Hong Kong
Ashanko Limited	Hong Kong
Brilliant Label Manufacturing Ltd.	Hong Kong
Brilliant Label International	Hong Kong
Checkpoint Labelling Services HK Limited	Hong Kong
Checkpoint Systems Hong Kong Ltd.	Hong Kong
Invizion Limited	Hong Kong
Checkpoint Checknet India Pvt Ltd	India
Checkpoint Systems India Private Limited	India
OATSystems Private Limited	India
OATSystems Software India Private Limited	India
Checkpoint Systems Italia S.p.A.	Italy
Checkpoint Manufacturing Japan Co.,Ltd	Japan
Checkpoint Systems Japan Co., Ltd	Japan
UAB Checkpoint Vilnius	Lithuania
Checkpoint Systems (M) Sdn Bhd	Malaysia
Checkpoint Systems Sales (M) Sdn Bhd	Malaysia
Checkpoint de Mexico, S.A. de C.V.	Mexico
Checkpoint Holland Holding B.V.	Netherlands
Checkpoint Systems Benelux B.V.	Netherlands
CP International Systems CV	Netherlands
Kimball Systems B.V.	Netherlands
Checkpoint Limited	New Zealand
Checkpoint Systems Norge as.	Norway
Checkpoint Systems (CEE) Spokia z.o.o.	Poland
Checkpoint Portugal Sistemas Anti-Furto S.A.	Portugal
Checkpoint Systems Espana S.L.	Spain
Checkpoint Systems Sverige AB	Sweden
Turn-O-Matic International AB	Sweden
Checkpoint System AG	Switzerland
Checkpoint Checknet Etiket Limited Sirketi	Turkey
Kimball Systems B.V. Merkezi Hollanda Istanbul Subesi	Turkey
Actron U.K. Ltd.	United Kingdom
ADS (United Kingdom) Ltd	United Kingdom
ADS UK Ltd	United Kingdom
ADS Solutions Limited	United Kingdom
ADS Worldwide Limited	United Kingdom
Avenue Data Systems Ltd.	United Kingdom
Checkpoint Systems (UK) Ltd	United Kingdom
Evagard Ltd	United Kingdom
Meto U.K. Ltd.	United Kingdom
OAT System UK Ltd	United Kingdom
Checkpoint International LLC	United States
OATSystems, Inc.	United States
28 Packaging, Inc.	United States